================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               AUTOZONE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             [LOGO OF AUTOZONE(R)]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 18, 1997

TO THE STOCKHOLDERS OF
 AUTOZONE, INC.

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AutoZone, Inc. (the "Company") will be held at the J.R. Hyde, III, Store Support Center, 123 South Front Street, Memphis, Tennessee 38103 on Thursday, December 18, 1997, at 10 a.m. (Central Standard Time) for the following purposes:

    1. To elect eleven directors for terms of one year each and until their successors are duly elected and qualified;

    2. To adopt the Amended and Restated Employee Stock Purchase Plan;

    3. To ratify the appointment of Ernst & Young LLP as independent certified public accountants for fiscal year 1998; and

    4. To transact other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on October 22, 1997, as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof.

  You are cordially invited to attend this meeting.

                                          By order of the Board of Directors

                                          HARRY L. GOLDSMITH
                                          Secretary

Memphis, Tennessee
October 29, 1997

                                   IMPORTANT

  PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                AUTOZONE, INC.
                            123 SOUTH FRONT STREET
                           MEMPHIS, TENNESSEE 38103

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 18, 1997

  This Proxy Statement and the accompanying proxy are being furnished to stockholders of AutoZone, Inc. (the "Company" or "AutoZone") in connection with the solicitation of the enclosed proxy by the Board of Directors of AutoZone for use at the Annual Meeting of Stockholders of the Company to be held at the J.R. Hyde, III, Store Support Center, 123 South Front Street, Memphis, Tennessee 38103 on December 18, 1997, at 10 a.m. (Central Standard
Time) and at any adjournment thereof. This Proxy Statement and the accompanying proxy are being first mailed on or about October 29, 1997.

                                     PROXY

  When the enclosed proxy is executed and returned, the shares it represents will be voted at the Annual Meeting and at any adjournment thereof as directed by the stockholder executing the proxy, unless it is earlier revoked. If an executed proxy gives no directions concerning any particular matter to be acted upon at the Annual Meeting or at any adjournment thereof, the shares represented by the proxy will be voted in favor of the matters discussed herein, and in the best judgment of the proxy holder on any other matter that may properly come before the stockholders for a vote. Any stockholder executing and delivering the proxy may revoke it at any time prior to a vote on a matter by the due execution of another proxy bearing a later date or by written notification to the Secretary of the Company. Stockholders who are present in person at the Annual Meeting may revoke their proxy and vote in person if they so desire. Proxies reflecting broker non-votes will be counted as present for purposes of a quorum, but not be counted as either voting for or against any proposal. Abstentions will be included in tabulations of the votes cast on proposals presented (other than the election of Directors) in the same manner as votes cast against such proposals.

                            SOLICITATION OF PROXIES

  This solicitation of proxies is being made by the Board of Directors of the Company and the solicitation expenses will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made in person or by telephone, facsimile or electronic communication by officers of the Company. The Company expects to reimburse brokerage houses, banks, and other fiduciaries for reasonable expenses of forwarding proxy materials to beneficial owners.

                   VOTING SECURITIES AND SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  At the close of business on October 10, 1997, the Company had outstanding 151,446,220 shares of Common Stock. Each share of Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Only stockholders of record at the close of business on Wednesday, October 22, 1997, will be entitled to vote at the Annual Meeting and at any adjournment thereof.

  The following table sets forth certain information regarding the beneficial ownership of AutoZone's outstanding Common Stock as of October 10, 1997, by
(i) any person or group known by the Company to be the beneficial owner of more than five percent of the Company's common stock, (ii) each of AutoZone's directors, (iii) each of the persons named in the Summary Compensation Table, and (iv) all directors and executive officers of AutoZone as a group. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them and the beneficial ownership is direct.

                                                                BENEFICIAL
                                                                OWNERSHIP
                                                                  AS OF
                                                             OCTOBER 10, 1997
                                                                   (1)
                                                            ------------------
NAME OF BENEFICIAL OWNER                                      SHARES   PERCENT
------------------------                                    ---------- -------
KKR Associates, L.P. (2)................................... 19,908,488  13.1%
 9 West 57th Street
 New York, NY 10019
The Equitable Companies, Inc. (3).......................... 13,224,725   8.7%
 787 Seventh Avenue
 New York, NY 10019
J. R. Hyde, III (4)........................................ 12,319,846   8.1%
 123 South Front Street
 Memphis, TN 38103
FMR Corp. (5)..............................................  9,023,490   6.0%
 82 Devonshire Street
 Boston, MA 02109
John C. Adams, Jr. (6).....................................      1,597     *
Andrew M. Clarkson (7).....................................    570,320     *
N. Gerry House.............................................          0   --
Robert J. Hunt (8).........................................    100,000     *
James F. Keegan (9)........................................      5,000     *
Michael W. Michelson (2)...................................        --    --
John E. Moll...............................................    484,791     *
George R. Roberts (2) (10).................................        --    --
Ronald A. Terry (11).......................................      5,128     *
Timothy D. Vargo (12)......................................      7,402     *
Lawrence E. Evans (13).....................................    183,040     *
Shawn P. McGhee (14).......................................     35,137     *
Thomas S. Hanemann (15)....................................      7,561     *
All directors and executive officers as a group, including
 those named above (19 persons) (16)....................... 13,927,837   9.2%

--------
  * Less than 1%
 (1) For purposes of this table, "beneficial ownership" includes any shares which such person has the right to acquire within 60 days of October 10, 1997. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding in computing the percentage ownership of any other person.
 (2) Includes (i) 10,227,594 shares (6.8%) owned of record by three limited partnerships of which KKR Associates, L.P. is the sole general partner
     (the "Partnerships"), and (ii) 9,680,894 shares (6.3%) owned of record by KKR Associates, L.P. The Partnerships dissolved on December 31, 1996 in accordance with the terms of the limited partnership agreements pursuant to which they were organized (the "Limited Partnership Agreements"). The Partnerships continue to be in existence for a winding-up period after such date. The Limited Partnership Agreements provide that, in connection with the dissolution and winding-up of the Partnerships, KKR Associates, L.P. has the sole discretion regarding the disposition of the shares owned by the Partnerships, including public or private sales of such shares, the distribution of the shares to the limited partners of the Partnerships or a combination of the foregoing. KKR Associates, L.P., may be deemed to beneficially own the shares held by the Partnerships.
     Messrs. Roberts, Michelson, Edward A. Gilhuly, Perry Golkin, James H. Greene, Jr., Henry R. Kravis, Robert I. MacDonnell, Paul E. Raether, Clifton S. Robbins, Scott M. Stuart, and Michael T. Tokarz, as general partners of KKR Associates, L.P. may be deemed to share beneficial ownership of the shares owned by KKR Associates, L.P. However, the general partners of KKR Associates, L.P., disclaim beneficial ownership of such shares, except to the extent of their interests in such partnerships. Messrs. Roberts and Michelson are members of AutoZone's Board of Directors. Not included in the number of shares listed are: 120,000 shares held by Mr. Kravis as a trustee of an irrevocable trust created by Mr. Roberts for the benefit of Mr. Roberts's children, 120,000 shares held by Mr. Roberts as a trustee of an irrevocable trust created by Mr. Kravis for the benefit of Mr. Kravis's children, 120,000 shares held in an irrevocable trust created by Mr. MacDonnell for the benefit of Mr. MacDonnell's children, 140,000 shares held in trust for the family of Mr. Raether and for which Mr. Raether's spouse acts as co-trustee, 20,000 shares held in trust for the family of Mr. Gilhuly and for which Mr. Gilhuly acts as co-trustee, 2,000 shares owned by Mr. Golkin, 40,000 shares owned jointly by Mr. Greene and his wife, and 40,000 shares owned by Mr. Tokarz.
 (3) All information regarding The Equitable Companies, Inc. ("Equitable") is based upon the Schedule 13G dated February 14, 1997, filed jointly by Equitable, on behalf of itself and its subsidiaries; AXA, which beneficially owns a majority interest in Equitable; and the Mutuelles AXA, as a group which beneficially own a majority interest in AXA. The shares are held by Equitable, AXA or Mutuelles AXA either directly or through one or more direct or indirect subsidiaries or affiliates, and of which Equitable, AXA, Mutuelles AXA or their subsidiaries or affiliates will be deemed to have sole power to vote or to direct the vote for 12,820,225 shares, deemed to share power to vote or to direct the vote for 320,100 shares, deemed to have sole power to dispose or to direct the disposition of 13,125,425 shares and deemed to share power to dispose or to direct the disposition of 9,300 shares.
 (4) Includes 570,000 shares which are held in trusts for which Mr. Hyde is a trustee and 885,000 shares held by a charitable foundation for which Mr. Hyde is an officer and a director and over which he shares investment power. Does not include 2,000 shares owned by Mr. Hyde's spouse.
 (5) All information regarding FMR Corp. is based upon the Schedule 13G dated February 14, 1997, which is filed on behalf of FMR Corp. and its subsidiaries and affiliates. FMR Corp. has the sole power to vote or direct the vote for 601,040 shares and sole power to dispose or to direct the disposition of 9,023,490 shares.
 (6) Does not include 1,572 shares held in trusts for the benefit of Mr.
     Adams's children.
 (7) Includes 112,400 shares held by a charitable trust for which Mr. Clarkson is sole trustee, with respect to which Mr. Clarkson disclaims beneficial ownership. Does not include 2,000 shares owned by members of Mr.
     Clarkson's immediate family nor does it include 56,000 shares held in trusts for the benefit of certain members of Mr. Clarkson's family, with respect to both of which Mr. Clarkson disclaims beneficial ownership.
 (8) Includes 2,000 shares owned by Mr. Hunt's wife.
 (9) Does not include 400,000 shares that are held in trust for a family member of Mr. Hyde for which Mr. Keegan is a co-trustee, with respect to which Mr. Keegan disclaims any beneficial ownership. Does not include 800 shares owned by members of Mr. Keegan's family with respect to which Mr. Keegan disclaims any beneficial ownership.
(10) Does not include 120,000 shares held by an irrevocable trust created by Mr. Roberts for the benefit of Mr. Roberts's children, nor does it include another 120,000 shares held by Mr. Roberts as a trustee of a trust over which Mr. Roberts has investment power. Mr. Roberts disclaims any beneficial ownership of these shares.
(11) Does not include 12,558 shares owned by members of Mr. Terry's immediate family.
(12) Does not include 4,635 shares owned by members of Mr. Vargo's immediate family.
(13) Includes 182,667 shares issuable upon exercise of stock options which are exercisable immediately or within 60 days after October 10, 1997. Does not include 9,000 shares owned by Mr. Evans's spouse, with respect to which Mr. Evans disclaims beneficial ownership.
(14) Includes 33,335 shares issuable upon exercise of stock options which are exercisable immediately or within 60 days after October 10, 1997.
(15) Mr. Hanemann retired as President of the Company in November 1996 and resigned as a director in September 1997.
(16) Includes 426,004 shares issuable upon exercise of stock options which are exercisable immediately or within 60 days after October 10, 1997. Does not include any shares deemed beneficially owned by KKR Associates, L.P. (see note 2) or Mr. Hanemann (see note 15).

PROPOSAL 1--ELECTION OF DIRECTORS

  The Board of Directors of the Company has set the number of directors at eleven, each of whom was elected for a one year term at the 1996 Annual Meeting, except for Mr. Hunt who was elected by the directors to replace Mr. Hanemann after his retirement from the Board of Directors in September 1997. Eleven directors will be elected at the Annual Meeting to serve until the Annual Meeting in 1998. Proxies representing shares of Common Stock held on the Record Date that are returned duly executed will be voted, unless otherwise specified, in favor of the eleven nominees for the Board of Directors named below. All nominees have consented to serve if elected, but should any nominee be unavailable to serve (which event is not anticipated) the persons named in the proxy intend to vote for such substitute nominee as the Board of Directors may recommend. The nominees shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, assuming the existence of a quorum.

  Biographical and other information for each nominee, each of whom is an incumbent director, is set forth below:

JOHN C. ADAMS, JR., 49--CHAIRMAN, CHIEF EXECUTIVE OFFICER, AND DIRECTOR

  John C. Adams, Jr., has been a director since 1996. Mr. Adams was elected Chairman and Chief Executive Officer in March 1997, had been President and Chief Executive Officer since December 1996, and had been Vice Chairman and Chief Operating Officer since March 1996. Previously, he was Executive Vice President--Distribution since 1995. From 1990 to 1994, Mr. Adams was a co-owner of Nicotiana Enterprises, Inc., a company primarily engaged in food distribution. From 1983 to 1990, Mr. Adams was President of the Miami Division of Malone & Hyde, Inc. ("Malone & Hyde") the former parent company of AutoZone.

ANDREW M. CLARKSON, 60--DIRECTOR

  Andrew M. Clarkson has been a director since 1986 and is employed by the Company as Chairman of the Finance Committee. Mr. Clarkson had been Vice President and Treasurer of the Company in 1986, Senior Vice President and Treasurer of the Company from 1986 to 1988, was Secretary from 1988 to 1993 and was Treasurer from 1990 to 1995. Previously Mr. Clarkson was Chief Financial Officer of Malone & Hyde from 1983 to 1988. Mr. Clarkson is also a director of Amphenol Corporation.

N. GERRY HOUSE, 50--DIRECTOR

  N. Gerry House has been a director since 1996. Dr. House has been Superintendent of the Memphis, Tennessee, City Schools since 1992. Prior to that time she was Superintendent of the Chapel Hill-Carrboro School System in North Carolina.

ROBERT J. HUNT, 48--EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
DIRECTOR

  Robert J. Hunt was elected a director in September 1997, and has been Executive Vice President and Chief Financial Officer since 1994. Prior to that time, Mr. Hunt was Executive Vice President, Chief Financial Officer, and a Director of Price Company from 1991 to 1993. Mr. Hunt had been employed by Malone & Hyde from 1984 to 1991, where he was Executive Vice President and Chief Financial Officer from 1988 to 1991.

J.R. HYDE, III, 54--DIRECTOR AND FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER

  J.R. Hyde, III, has been a director since 1986. He had been Chairman of the Board of Directors and Chief Executive Officer from the Company's incorporation in 1986 until his retirement as Chief Executive Officer in December 1996 and his retirement as Chairman in March 1997. Previously, Mr. Hyde was Chief Executive Officer of Malone & Hyde. Mr. Hyde had been employed by AutoZone or Malone & Hyde since 1965. Mr. Hyde is also a director of Federal Express Corporation.

JAMES F. KEEGAN, 65--DIRECTOR

  James F. Keegan has been a director since 1991. Mr. Keegan is currently the Chairman of Staff Line, Inc. Mr. Keegan had been a managing director of Weibel Huffman Keegan, Inc., an investment management firm, during the past five years, until his retirement in August 1997.

MICHAEL W. MICHELSON, 46--DIRECTOR

  Michael W. Michelson has been a director since 1986. Mr. Michelson has been a member of the limited liability company which is the general partner of Kohlberg Kravis Roberts & Co., L.P., since January 1996. Prior to that time he was a general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Michelson is also a general partner of KKR Associates, L.P. Mr. Michelson is also a director of Amphenol Corporation, Doubletree Corporation, Owens-Illinois, Inc., Owens-Illinois Group, Inc., and Union Texas Petroleum Holdings, Inc.

JOHN E. MOLL, 63--DIRECTOR

  John E. Moll has been a director since June 1992 and from 1986 until 1988. Mr. Moll is the former President and Chief Operating Officer for Fleming Companies, Inc., until his retirement in 1992. Previously, Mr. Moll was Executive Vice President--Wholesale Foods of Malone and Hyde.

GEORGE R. ROBERTS, 54--DIRECTOR

  George R. Roberts has been a director since 1986. Mr. Roberts is a founding partner of Kohlberg Kravis Roberts & Co., L.P. and, effective January 1996, he became a managing member of the limited liability company which is the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Roberts is also a general partner of KKR Associates, L.P. Mr. Roberts is also a director of Borden, Inc., Bruno's, Inc., Evenflow & Spalding Holdings Corporation, Flagstar Companies, Inc., Flagstar Corporation, IDEX Corporation, K-III Communications Corporation, KinderCare Learning Center, Inc., KSL Recreation Group, Inc., Merit Behavioral Care Corporation, Newsquest Capital, PLC, Owens-Illinois, Inc., Owens-Illinois Group, Inc., Randall's Food Markets, Inc., Safeway Inc., Union Texas Petroleum Holdings, Inc., and World Color Press, Inc.

RONALD A. TERRY, 66--DIRECTOR

  Ronald A. Terry was elected a Director in 1995. Mr. Terry was the Chairman of First Tennessee National Corporation, a bank holding company, and of First Tennessee Bank National Association, a national bank, from 1973 until his retirement in 1995, and had been Chief Executive Officer until 1994. Mr. Terry is also a director of BellSouth Corporation and Promus Hotels Corporation.

TIMOTHY D. VARGO, 45--PRESIDENT, CHIEF OPERATING OFFICER AND DIRECTOR

  Timothy D. Vargo has been a director since 1996 and was elected President and Chief Operating Officer in March 1997. Previously, Mr. Vargo had been Vice Chairman and Chief Operating Officer since 1996, Executive Vice President-- Merchandising and Systems Technology since 1995 and had been Senior Vice President--Merchandising in 1995. Mr. Vargo was Senior Vice President-- Merchandising from 1986 to 1992 and Director of Stores from 1984 to 1986.

  The Company's Board of Directors held eight meetings in fiscal year 1997. Other than Dr. House, each director attended at least 75% of the total number of Board of Directors and Committee meetings during the fiscal year. The Board of Directors has established standing Audit, Compensation and Finance Committees. The Board of Directors does not have a nominating committee.

  As directed by the Board, the Audit Committee recommends independent auditors to be employed by the Company, confers with the auditors regarding their audit of the Company, reviews the auditors' fees and other terms of their engagement, considers the adequacy of internal financial controls and the results of fiscal policies and financial management of the Company, meets with the Company's internal auditors, reviews the auditors' examination results, and recommends changes in financial policies or procedures as suggested by the auditors. During fiscal year 1997, the Audit Committee, consisting of Mr. Keegan (Chairman), Mr. Moll and Mr. Terry, held two meetings.

  The Compensation Committee reviews new and modified executive salary and incentive compensation programs and stock option plans, direct and indirect compensation matters, and management's compensation actions for executive officers and other key personnel. During fiscal year 1997 the Compensation Committee, consisting of Mr. Terry (Chairman), Mr. Keegan, and Dr. House, held eleven meetings.

  The Finance Committee reviews financing options for the Company and makes recommendations to management and the Board of Directors as to appropriate financing mechanisms. During fiscal year 1997, the Finance Committee, consisting of Mr. Clarkson (Chairman) and Mr. Michelson, held one meeting.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation paid to (i) the Company's current Chief Executive Officer, (ii) the Company's former Chief Executive Officer, (iii) the Company's former President, and (iv) its other four most highly paid executive officers, for the fiscal years ended August 30, 1997, August 31, 1996, and August 26, 1995.

                                                                                 LONG TERM
                                                                               COMPENSATION
                                                                           ---------------------
                                           ANNUAL COMPENSATION                    AWARDS
                               ------------------------------------------- ---------------------  ALL OTHER
        NAME AND                                          OTHER ANNUAL     SECURITIES UNDERLYING COMPENSATION
   PRINCIPAL POSITION     YEAR SALARY ($) BONUS ($)(1) COMPENSATION ($)(2)  OPTIONS/SARS (#)(3)     ($)(4)
   ------------------     ---- ---------- ------------ ------------------- --------------------- ------------
John C. Adams, Jr. (5)..  1997  413,952     199,268             --                350,000             2,032
 Chairman and Chief       1996  292,788      92,859             --                200,000             2,219
 Executive Officer        1995  134,269      67,135             --                200,000             1,625

J.R. Hyde, III..........  1997  276,849     159,925          55,104                     0         1,812,561
 Former Chairman and      1996  634,675     404,755          94,048                     0             5,544
 Chief Executive Officer  1995  601,650     451,238             --                      0             5,561

Timothy D. Vargo (6)....  1997  356,859     170,973             --                250,000             2,032
 President and Chief      1996  291,282      92,583             --                150,000             2,442
 Operating Officer        1995   84,808      63,606             --                200,000               507

Thomas S. Hanemann......  1997  378,525           0             --                      0           571,772
 Former President         1996  374,567     238,875             --                      0             5,833
                          1995  350,000     262,500             --                      0             8,104

Lawrence E. Evans.......  1997  208,000      76,160             --                 50,000             1,805
 Executive Vice           1996  203,846      65,000             --                      0             2,958
 President                1995  130,000      97,500             --                      0             4,044

Robert J. Hunt..........  1997  261,769      96,223             --                 50,000             2,032
 Executive Vice           1996  249,711      79,625          14,257                     0             2,878
 President and Chief      1995  144,231      81,130          51,910               150,000             1,343
 Financial Officer

Shawn P. McGhee.........  1997  280,769     103,115             --                 75,000             2,029
 Executive Vice           1996  209,423      66,656             --                100,000               772
 President                1995  120,769      85,269             --                 70,000             2,831

--------
(1) Bonuses are shown in the fiscal year in which earned although paid in the following fiscal year.
(2) Other Annual Compensation stated consists of amounts paid to: Mr. Hyde in 1997 and 1996 for personal security services, and Mr. Hunt in 1996 for reimbursement of tax expenses and in 1995 for relocation allowances.
(3) All options in 1997 were granted pursuant to the Company's 1996 Stock Option Plan. Options granted in 1996 and 1995 were granted pursuant to the Company's Amended and Restated Stock Option Plan. AutoZone did not grant SARs in the 1995, 1996 or 1997 fiscal years.

(4) All Other Compensation for fiscal year 1997 consists of term life insurance provided for the benefit of the named executive's designated beneficiary, except as otherwise stated. For Mr. Hyde, the amount stated includes $1,230 for term life insurance, $1,455,133 to be paid in installments and $344,867 as the Company's estimated cost of providing security for Mr. Hyde from March 18, 1997, the date of his retirement as Chairman, until March 18, 2002, pursuant to the agreement described in the section entitled "Employment Agreements and Agreements with Former Officers," and $11,331 as a director's fee prorated from his retirement as Chairman to the end of the fiscal year, which is the same amount paid to other directors that are not executive officers of the Company. For Mr. Hanemann, the amount stated includes a $50,000 lump sum paid and $500,000 to be paid in equal installments over the next two fiscal years pursuant to the agreement described under "Employment Agreements and Agreements with Former Officers," and $21,772 paid as a director's fee prorated from his retirement as President to the end of the fiscal year, which is the same amount paid to other directors that are not executive officers of the Company.
(5) Mr. Adams became an employee of the Company in November 1994. Therefore, salary shown for fiscal year 1995 is for a partial year.
(6) Mr. Vargo became an employee of the Company in February 1995. Therefore, salary shown for fiscal year 1995 is for a partial year.
(7) Mr. Hunt became an employee of the Company in November 1994. Therefore, salary shown for fiscal year 1995 is for a partial year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table provides information regarding stock options granted to the named executive officers during the fiscal year ended August 30, 1997, pursuant to the Company's 1996 Stock Option Plan. The Company did not grant SARs in the 1997 fiscal year.

                                       INDIVIDUAL GRANTS
                         ----------------------------------------------       POTENTIAL
                                          % OF                           REALIZABLE VALUE AT
                          NUMBER OF      TOTAL                             ASSUMED ANNUAL
                          SECURITIES  OPTIONS/SARS                      RATES OF STOCK PRICE
                          UNDERLYING   GRANTED TO  EXERCISE                 APPRECIATION
                         OPTIONS/SARS  EMPLOYEES    OR BASE              FOR OPTION TERM (2)
                           GRANTED     IN FISCAL     PRICE   EXPIRATION ---------------------
       NAME                 (#)(1)        YEAR     ($/SH)(1)    DATE      5% ($)    10% ($)
       ----              ------------ ------------ --------- ---------- ---------- ----------
John C. Adams, Jr. .....   200,000        7.4%       20.125    1/8/07    2,531,301  6,414,813
                           100,000        3.7%       22.875    6/7/07    1,438,596  3,645,686
                            50,000        1.9%        23.00   6/11/07      723,229  1,832,804
J.R. Hyde, III..........         0         --           --        --           --         --
Timothy D. Vargo........   150,000        5.5%       20.125    1/8/07    1,898,476  4,811,110
                            75,000        2.8%       22.875    6/7/07    1,078,947  2,734,264
                            25,000        0.9%        23.00   6/11/07      361,614    916,402
Thomas S. Hanemann......         0         --           --        --           --         --
Lawrence E. Evans.......    50,000        1.9%       20.125    1/8/07      632,825  1,603,703
Robert J. Hunt..........    50,000        1.9%       20.125    1/8/07      632,825  1,603,703
Shawn P. McGhee.........    50,000        1.9%       20.125    1/8/07      632,825  1,603,703
                            25,000        0.9%      23.5625    7/2/07      370,458    938,814

--------
(1) All options vest and are exercisable in one-third increments on each of the third, fourth, and fifth years, respectively, after the date of grant. The exercise price of all options is the fair market value of the Company's stock at the time of the grant.

(2) These amounts represent assumed rates of appreciation for the market value of the Company's stock from the date of the grant until the end of the option period at rates arbitrarily set by the Securities and Exchange Commission. They are not intended to forecast possible future appreciation in the Company's stock and any actual gains on exercise of options are dependent on the future performance of the Company's stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

  The following table shows the stock option exercises by the named executive officers during the fiscal year ended August 30, 1997. In addition, this table includes the number of exercisable and unexercisable stock options held by each of the named executives as of August 30, 1997. The fiscal year-end value of "in-the-money" stock options is the difference between the exercise price of the option and the fair market value of the Company's common stock (not including options with an exercise price greater than the fair market value) on August 29, 1997 (the last trading day before the fiscal year end) which was $28.25 per share. AutoZone has never granted SARs.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                               OPTIONS/SARS        IN-THE-MONEY OPTIONS/SARS
                                                               AT FY-END (#)             AT FY-END ($)
                         SHARES ACQUIRED      VALUE      ------------------------- -------------------------
          NAME           ON EXERCISE (#) REALIZED ($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- --------------- ----------- ------------- ----------- -------------
John C. Adams, Jr.......           0              --             0      750,000             0    3,250,000
J.R. Hyde, III..........           0              --             0            0             0            0
Timothy D. Vargo........           0              --             0      600,000             0    2,528,125
Thomas S. Hanemann......     200,000        3,991,500      480,000      100,000    12,419,800            0
Lawrence E. Evans.......       2,000           48,000      142,667      163,333     2,706,171      849,579
Robert J. Hunt..........           0              --             0      200,000             0      875,000
Shawn P. McGhee.........           0              --        20,001      291,667       347,401    1,100,109

--------
(1) "Value Realized" is the difference between the fair market value of the underlying shares on the exercise date and the exercise price of the option.

                              PENSION PLAN TABLE

  The following table shows the estimated annual benefits payable upon retirement at age 65 and the payment of a single-life annuity to a participant with 60 monthly payments guaranteed.

                               YEARS OF SERVICE
                    ---------------------------------------
     REMUNERATION     15      20      25      30      35
     ------------   ------- ------- ------- ------- -------
      $100,000      $25,731 $34,308 $42,885 $42,885 $42,885
       120,000       31,431  41,908  52,385  52,385  52,385
       140,000       37,131  49,508  61,885  61,885  61,885
       160,000       42,831  57,108  71,385  71,385  71,385
       180,000       42,831  57,108  71,385  71,385  71,385

  Remuneration includes Salary and Bonus as set forth in the Summary Compensation Table. A participant's benefit is based on the average monthly earnings for the consecutive five year period during which the participant had his or her highest level of earnings. The benefits stated in the table are the benefits to be received by a participant and will not be reduced by Social Security or other amounts received by a participant. Neither remuneration greater than $160,000 nor years of service in excess of 25 years is credited for benefit calculation purposes.

  The following are the current years of credited service under the Pension Plan for the named executive officers in the Summary Compensation Table: John
C. Adams, Jr.--2; J.R. Hyde, III--25 (maximum); Timothy D. Vargo--11; Thomas
S. Hanemann--22; Lawrence E. Evans--11, Robert J. Hunt--2, and Shawn P.
McGhee--9.

           EMPLOYMENT AGREEMENTS AND AGREEMENTS WITH FORMER OFFICERS

  Upon his retirement as Chairman of the Company on March 18, 1997, the Company and Mr. Hyde entered into an agreement as subsequently amended in which Mr. Hyde agreed not to compete with the Company through March 18, 2002, in consideration of the Company agreeing (i) to pay Mr. Hyde a prorated bonus for the 1997 fiscal year for the period beginning September 1, 1996, to March 18, 1997, (ii) to pay Mr. Hyde the total sum of $1,455,133 in installments beginning on March 18, 1997, and ending on March 18, 2002, (iii) to provide health and dental insurance from March 18, 1997, to March 18, 2002, as if Mr. Hyde remained employed by the Company, and (iv) to continue to provide personal security services through March 18, 2002.

  Upon his retirement as President of the Company on November 8, 1996, the Company and Mr. Hanemann entered into an agreement in which Mr. Hanemann remains an employee of the Company and he agrees not to compete with the Company through August 26, 1999, in consideration of the Company agreeing (i) to pay Mr. Hanemann the full bonus for the 1996 fiscal year, (ii) to pay Mr. Hanemann a lump-sum payment of $50,000, (iii) to continue to pay Mr. Hanemann his current salary through the 1997 fiscal year ended August 30, 1997, and
(iv) to pay Mr. Hanemann a salary of $250,000 for each of the 1998 and 1999 fiscal years. The Company and Mr. Hanemann agreed to terminate options to purchase 100,000 shares of common stock granted to Mr. Hanemann in the 1994 fiscal year. Mr. Hanemann will retain all other benefits as offered other employees of the Company until August 28, 1999.

  In fiscal year 1997, the Company entered into an agreement with Mr. Adams in which the Company agreed to employ Mr. Adams as Chairman and Chief Executive Officer of the Company for a period of five years. The Company agreed to pay Mr. Adams a salary of $500,000 per year, subject to increases as determined by the Compensation Committee, and a bonus of up to 75% of his salary in accordance with the policies and procedures established by the Compensation Committee. In addition, the Compensation Committee reserves the right to pay additional compensation as it may deem appropriate. The Company may terminate the agreement without cause at any time, in which case for a period of three years thereafter Mr. Adams shall remain an employee of the Company, continue to receive his then current salary and all benefits available to the Company's employees, but no bonus shall be payable. The agreement may be terminated with cause by the Company or voluntarily by Mr. Adams at any time, in which case Mr. Adams shall cease to receive salary, bonus and other benefits. Upon termination of the Agreement by AutoZone with or without cause, or by Mr. Adams for reasons other than a change in control of the Company, Mr. Adams will be prohibited from competing with the Company for a period of three years from the termination date.

  In fiscal year 1997, the Company entered into agreements with Messrs. Vargo, Hunt and McGhee (individually an "Executive") in which the Company agreed to employ each Executive for a period of five years in their current capacity with the Company. The Company agreed to pay minimum annual salaries as follows: Mr. Vargo, $400,000; Mr. Hunt, $285,000; Mr. McGhee, $300,000, each of which is subject to increases as determined by the Compensation Committee. Further, each Executive is entitled to receive a bonus each year in accordance with the policies and procedures established by the Compensation Committee. The amount of each bonus is based on a percentage of the annual salary of each Executive. The bonus percentage established for Mr. Vargo is 75%, and for Messrs. Hunt and McGhee, 60%. In addition, the Compensation Committee reserves the right to pay additional compensation as it may deem appropriate. The Company may terminate the agreements without cause at any time, in which case for a period of three years the Executive shall be an employee of the Company, continue to receive his then current salary and he will receive all benefits available to the Company's employees, but no bonus shall be payable. The agreement may be terminated with cause by the Company or voluntarily by the Executive at any time, in which case the Executive shall cease to receive salary, bonus and other benefits. Upon termination of an Agreement by AutoZone with or without cause, or by the Executive for reasons other than a change in control of the Company (or a change in management, in the case of the agreement with Mr. McGhee), the Executive will be prohibited from competing with the Company for a period of three years from the termination date.

  "Cause" is defined in each agreement discussed above as meaning the willful engagement by the Executive in conduct which is demonstrably or materially injurious to AutoZone, monetarily or otherwise. "Change in control" in each agreement is defined as (a) the acquisition after the date hereof, in one or more transactions, of beneficial ownership (as defined in Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended ("Exchange Act")), by any person or entity or any group of persons or entities who constitute a group (as defined in Section 13(d)(3) under the Exchange Act) of any securities such that as a result of such acquisition such person, entity or group beneficially owns the Company's then outstanding voting securities representing 51% or more of the total combined voting power entitled to vote on a regular basis for a majority of the Board of Directors of the Company, or
(b) the sale of all or substantially all of the assets of the Company (including, without limitation, by way of merger, consolidation, lease or transfer) in a transaction where the Company or the beneficial owners (as defined in Rule 13d-3(a)(1) under the Exchange Act) of capital stock of the Company do not receive (i) voting securities representing a majority of the total combined voting power entitled to vote on a regular basis for the board of directors of the acquiring entity or of an affiliate which controls the acquiring entity or (ii) securities representing a majority of the total combined equity interest in the acquiring entity, if other than a corporation; provided however, that a change in control shall not be deemed to occur upon the transfer, sale or disposition of shares of capital stock of the Company to any person or persons who are affiliates of the Company on the date of the agreement. "Change in management" is defined in Mr. McGhee's agreement as a change in the current Chief Executive Officer or Chief Operating Officer.

                           COMPENSATION OF DIRECTORS

  Directors of the Company who do not serve as executive officers receive an annual fee of $25,000. Members of the Committees of the Board of Directors who do not serve as executive officers receive $1,000 for each Committee meeting attended in person.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors ("Committee") is composed of N. Gerry House, James F. Keegan, and Ronald A. Terry, each of whom is a non-employee director of the Company.

  The Committee reviews and approves executive compensation, establishes target profit goals, makes grants of long-term incentives, and determines the compensation to be paid to the Chief Executive Officer and each of the other officers of the Company. The goal of the executive compensation program is to reward executives for their performance and enhancement of stockholder value.

  The Company's executive compensation program is designed to attract and retain executives who are key to the long-term success of the Company and align compensation with the attainment of the Company's business goals and the increase in share value. The Company utilizes the same philosophy as the Committee in establishing compensation for employees other than officers.

  Executive compensation consists of (1) salary, (2) annual performance incentives, and (3) long-term incentives. The Committee reviews executive compensation annually and makes appropriate adjustments based on (i) Company performance, (ii) achievement of predetermined goals, and (iii) changes in an executive's duties and responsibilities.

  Salary. The Committee desires that overall compensation reflect the performance of each individual executive over time. Base salaries are set at levels subjectively determined by the Committee to adequately reward and retain capable executives, including the Chief Executive Officer. The Committee considers the importance of and skills required in a particular executive position in establishing salary.

  At the beginning of each fiscal year, the Committee reviews and establishes the annual salary of each officer, including the Chief Executive Officer. The Committee makes an independent, subjective determination of the appropriate level of each officer's salary. The Committee does not use any mechanical formulations or weighting of any of the factors considered.

  Annual Performance Incentives. The Company has established an annual bonus plan for executive officers that is based on the attainment by the Company of targeted increases in earnings, which are set at the beginning of each fiscal year. Under the bonus plan, a maximum bonus is established for each executive officer, which may equal up to a maximum of 100% of an executive's salary depending on the position of the executive and the achievement of certain profit goals set by the Committee. As a general matter, as an executive's level of management responsibility in the Company increases, the greater the portion of his or her potential total compensation depends on the Company's performance as measured by increases in earnings over the previous year. No bonus is payable under the bonus plan unless a predetermined minimum increase in earnings is achieved. It is the Committee's desire that a significant portion of each officer's compensation be directly related to the performance of the Company.

  Long Term Incentives. In an effort to properly align the long-term interests of the Company's management and stockholders, the Committee has a history of awarding non-qualified stock options to all levels of management, including individual store managers. The 1996 Stock Option Plan ("Option Plan") under which the Company may award non-qualified or incentive stock options, gives employees the opportunity to acquire an equity interest in the Company and to participate in appreciation of the value of the Company's common stock. The Committee believes that the Option Plan enables the Company to attract and retain the highest quality managers. Under the Option Plan, the Committee is responsible for establishing who is granted options, the term of the options, requisite conditions for exercise, and the number of options to be granted. Stock option awards granted to any recipient are made by a subjective determination by the Committee, upon recommendation by the Chief Executive Officer, who considers the person's past performance and current responsibilities, and the number of shares previously granted to that person.

  CEO Compensation. At the beginning of fiscal year 1997, Mr. Hyde was the Company's Chairman and Chief Executive Officer. The Committee established a salary for Mr. Hyde of $641,381, which was a 3% increase over Mr. Hyde's salary for fiscal year 1996 (after eliminating the 53rd week of fiscal year
1996). In determining the increase in salary, the Committee made a subjective review of the Chief Executive Officer's performance compared to the Company's performance in the prior year. Upon Mr. Hyde's retirement as Chief Executive Officer on December 12, 1996, the Committee reduced Mr. Hyde's salary to $370,000, to reflect his reduction in responsibilities. Upon Mr. Hyde's retirement as Chairman in March 1997, the Company entered into a non-compete agreement with Mr. Hyde which is described in the section entitled "Employment Agreements and Agreements with Former Officers."

  At the beginning of the 1997 fiscal year, Mr. Adams was Vice Chairman and Chief Operating Officer with a salary of $367,000. On December 12, 1996, Mr. Adams was elected President and Chief Executive Officer and his salary was increased to $400,000 to reflect his increase in duties. In March 1997, Mr. Adams was elected Chairman and Chief Executive Officer and his salary was increased in June 1997 to $500,000 to reflect his increased responsibilities.

  During the fiscal year, the Committee awarded Mr. Adams options to purchase up to 350,000 shares of the Company's common stock at a price equal to the market value of the stock on the date of each of the option grants. The options do not begin to vest until the passage of three years from the grant date, and vest in one-third increments at one year intervals thereafter. The option grants were made to encourage Mr. Adams to remain at the Company for an extended period of time and to provide a strong incentive for him to increase the value of the Company during his employment. Reflecting Mr. Hyde's high percentage ownership of the Company's common stock, Mr. Hyde had not received stock options since prior to the Company's initial public offering in 1991.

  In fiscal year 1997, the Company entered into employment agreements with Mr. Adams and certain other executive officers of the Company which are described in the section entitled "Employment Agreements and Agreements with Former Officers."

  Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986 places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any one fiscal year with respect to the Chief Executive Officer and the other four most highly compensated individuals who are executive officers as of the end of the fiscal year. However, this deduction limitation does not apply to certain "performance based" compensation. The Committee intends to generally design and implement compensation plans that qualify for full deductibility in accordance with
Section 162(m). However, the Company may from time to time pay other compensation to its executive officers that may not be deductible.

  Summary. The Committee has established compensation for executive officers that links a large portion of each officer's compensation to the profit performance of the Company and the long term appreciation of the stock price and in so doing has rewarded executive officers for performance and enhancement of stockholder value.

  This report was unanimously adopted by the Compensation Committee and approved by the Board of Directors.

Ronald A. Terry, Chairman
N. Gerry House
James F. Keegan

                            STOCK PERFORMANCE GRAPH

  The following graph shows, from the end of fiscal year 1992 to the end of fiscal year 1997, changes in the value of $100 invested in (i) the Company's common stock, (ii) Standard & Poor's Retail Store Composite Index, and (iii) Standard & Poor's 500 Composite Index.

  The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
       AMONG AUTOZONE, INC., S&P 500 INDEX AND S&P RETAIL STORE COMPOSITE

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           AUTOZONE,      S&P          S&P RETAIL
(Fiscal Year Covered)        INC.           500 INDEX    STORE COMPOSITE
---------------------        ---------      ---------    ---------------
Measurement Pt-  Aug. 92     $100.00        $100.00      $100.00
FYE   Aug. 93                $178.63        $114.24      $110.87
FYE   Aug. 94                $164.11        $120.45      $111.45
FYE   Aug. 95                $183.77        $146.57      $116.93
FYE   Aug. 96                $186.33        $174.90      $140.51
FYE   Aug. 97                $193.17        $246.00      $180.86

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Mr. Hyde is the sole stockholder of a corporation that owns an aircraft that was leased to the Company for Company business at times during the 1997 fiscal year. For the use of that aircraft in fiscal year 1997, the Company paid lease fees and expenses to the corporation totaling $106,973. In addition, pilots who are employees of AutoZone operated the aircraft for Mr. Hyde's personal benefit at times during the 1997 fiscal year. For the use of the pilots' services, Mr. Hyde paid AutoZone $96,000. AutoZone believes that the charges for the use of the plane by AutoZone and for the pilots used by Mr. Hyde are reasonable and equivalent to the fees charged by others for the use of similar aircraft and pilots.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock to file reports of their beneficial ownership (Forms 3, 4, and 5) with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors, and greater-than-ten percent holders are required to furnish the Company with copies of the forms that they file.

  To the Company's knowledge, based solely on the Company's review of the copies of Forms 3 and 4 and any amendments received during fiscal year 1997, and Forms 5 and any amendments received with respect to fiscal year 1996, or written representations that no reports were required, all filings applicable to its officers, directors, greater-than-ten percent beneficial owners and other persons subject to Section 16 of the Exchange Act were timely, except that Timothy D. Vargo, currently President and Chief Operating Officer, was late filing a Form 5 covering one transaction for the 1996 fiscal year and Thomas S. Hanemann, former President and a former director, was late filing a Form 4 covering one transaction for the 1997 fiscal year.

PROPOSAL 2--ADOPTION OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

  On October 21, 1997, the Board of Directors approved the Amended and Restated Employee Stock Purchase Plan ("Plan"). As the Plan has no more shares available for distribution under the Plan, the Board of Directors recommends that the stockholders adopt the Plan as amended to continue the Company's tradition of encouraging equity ownership among all of its employees. The proposed text of the Plan is attached to this Proxy Statement as Exhibit A, and the following summary of the Plan is subject to and is qualified by the terms and conditions of the Plan.

  The price of AutoZone Common Stock as quoted on the New York Stock Exchange as of the close of business on October 10, 1997, was $32 1/16.

  Summary of the Plan. All employees of the Company and its domestic subsidiaries, after at least six months of service, are eligible to participate in the Plan. At August 30, 1997, the Company and its subsidiaries had approximately 28,400 employees, all of whom are eligible to participate in the Plan after six weeks of employment, and 6,472 employees were participating in the Plan. Participating employees may contribute up to the lesser of $4,000 or 10% of their yearly earnings, including bonuses, to the Plan via payroll deduction to purchase the Company's common stock at 85% of the lower of the market value of the Company's common stock at the beginning or the ending of each calendar quarter. Holders of 5% or more of the Company's common stock are not eligible to participate in the Plan.

  Under the Plan as amended, the Company would be authorized to issue up to 3,000,000 shares of common stock under the Plan. The shares issued may either be authorized but unissued shares or shares purchased by the Company for issuance under the Plan. In the past, the Company has repurchased shares previously issued under the Plan from employees at the fair market value of the shares at the date of repurchase.

  The Plan is administered by the Compensation Committee, which has the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan.

  The Plan will terminate on December 31, 2002, unless it is extended by the Board of Directors.

  Amendments. The proposed amendments principally (i) increase the number of shares available under the Plan from 1,200,000 to 3,000,000, (ii) permit the Company and its employees to initiate transactions in the Plan via electronic communication, (iii) conform the Plan to amendments in regulations related to
Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), (iv) limit the grant of options to employees of the Company and its domestic subsidiaries only, and (v) extend the termination date of the Plan to December 31, 2002.

  Any further amendments to the Plan may be approved by the Board of Directors, except that stockholder approval would be required to (i) increase the number of shares available for issuance under the Plan, (ii) decrease the price at which the common stock would be sold under the Plan, (iii) materially alter the requirements for eligibility to participate in the Plan, or (iv) modify the Plan in a manner requiring stockholder approval under the Internal Revenue Code of 1986, as amended, or the Exchange Act.

  The following table shows the benefit that each of the named executive officers received during fiscal year 1997 as a result of participation in the Plan. The benefit to each named executive is the difference between the purchase price and the fair market value of the shares on the date purchased.

                                                             DOLLAR   NUMBER OF
                       NAME AND POSITION                    VALUE ($) SHARES (#)
                       -----------------                    --------- ---------
     John C. Adams, Jr. ...................................       754      182
     J.R. Hyde, III (1)....................................       --       --
     Timothy D. Vargo......................................       705      209
     Thomas S. Hanemann....................................         0        0
     Lawrence E. Evans.....................................       709      210
     Robert J. Hunt........................................         0        0
     Shawn P. McGhee.......................................       705      209
     Executive Officers as a Group.........................     5,104    1,479
     Non-Executive Officer Employee Group.................. 1,207,684  306,662

--------
(1) Mr. Hyde was not eligible to participate in the Plan when he was an employee as he is a holder of 5% or more of the outstanding common stock of the Company.

  Federal Income Tax Consequences. The Plan is intended to meet the requirements of an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended. Employees do not recognize taxable income upon grant of an option to purchase or upon the exercise of the option to purchase the discounted shares of common stock. In general, if shares are held for more than one year after they are purchased and for more than two years from the date the option is granted or if the employee dies while owning the shares, gain on the sale or other disposition of the shares will be taxable to the employee as ordinary income (with no corresponding deduction to the Company) to the extent of the lesser of: (i) 15% of the fair market value of the shares on the date the option was granted or (ii) the amount by which the fair market value of the shares on the date of the sale, other disposition or death exceeds the purchase price. Any additional gain is treated as capital gain. However, if an employee disposes of the stock purchased under the Plan prior to the later of two years after the granting of the option or one year from the date of the exercise of the option to purchase the stock ("Disqualifying Disposition"), then the excess of the fair market value of the shares at the date of exercise over the actual price paid for such shares will be taxable as ordinary income to the employee. The Company may not deduct the difference between the consideration paid for the shares of common stock and the fair market value of the stock under the Plan unless the employee makes a Disqualifying Disposition of the common stock.

  Vote Required. The affirmative vote of a majority of the shares entitled to vote at the Annual Meeting is required to approve the Amended and Restated Employee Stock Purchase Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3--RATIFICATION OF INDEPENDENT AUDITORS

  The Board of Directors, acting on the recommendation of its Audit Committee, has selected the firm of Ernst & Young LLP, which has served as independent auditors for the past ten fiscal years, to conduct an audit, in accordance with generally accepted auditing standards, of the Company's financial statements for the 52-week fiscal year ending August 29, 1998. AutoZone expects representatives of that firm to be present at the Annual Meeting to respond to appropriate questions and to make a statement, if they so desire. This selection is being submitted for ratification at the meeting.

  The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for such ratification. If not ratified, the Board will reconsider the selection upon recommendation of the Audit Committee, although the Board of Directors will not be required to select different independent auditors for the Company.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

  The Board of Directors is not presently aware of any matters to be presented at the Annual Meeting other than the election of directors and the ratification of Ernst & Young LLP as the Company's independent auditors. If, however, other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Stockholder proposals to be presented at the fiscal year 1998 annual meeting of stockholders must be received by the Company by July 2, 1998, to be considered by the Board of Directors for inclusion in the 1998 Proxy Statement. Any proposals must be mailed to AutoZone, Inc., to the attention of the Secretary, Post Office Box 2198, Dept. 8074, Memphis, Tennessee 38101-9842.

                                 ANNUAL REPORT

  The Company's Annual Report to Stockholders containing audited financial statements for the year ended August 30, 1997, is being mailed with this Proxy Statement to all stockholders of record.

                                          By the order of the Board of
                                           Directors

                                          HARRY L. GOLDSMITH
                                          Secretary

Memphis, Tennessee
October 29, 1997

                                   EXHIBIT A

                                AUTOZONE, INC.
                             AMENDED AND RESTATED
                         EMPLOYEE STOCK PURCHASE PLAN

  AUTOZONE, INC., a corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors on March 29, 1991, adopted the Employee Stock Purchase Plan (the "Plan"). The Plan was approved by the stockholders of the Company on March 29, 1991. The Plan was amended by the Board of Directors on June 18, 1991, to conform the Plan to amendments to the regulations related to the Securities Exchange Act of 1934, as amended. On December 21, 1991, the Plan was assumed by AutoZone, Inc., a Nevada corporation, after its reincorporation. The Plan was amended by the Board of Directors on March 2, 1996, and October 21, 1996, to extend the expiration date of the Plan. On October 21, 1997, the Board of Directors adopted this Amended and Restated Stock Option Plan.

  The purposes of the Plan are as follows:

    (1) To assist employees of the Company or of a Parent or Subsidiary of the Company in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

    (2) To help employees provide for their future security and to encourage them to remain in the employment of the Company or of a Parent or Subsidiary of the Company.

1. DEFINITIONS

  Whenever any of the following terms are used in the Plan with the first letter or letters capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural where the context so indicates:

    (a) "Board" shall mean the Board of Directors of the Company.

    (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (c) "Committee" shall mean the Compensation Committee of the Board appointed to administer the Plan pursuant to paragraph 12.

    (d) "Company" shall mean AutoZone, Inc., a Nevada corporation.

    (e) "Date of Exercise" shall mean with respect to any Option (i) the March 31 of the Plan Year in which the Option was granted (in the case of an Option granted on January 1), (ii) the June 30 of the Plan Year in which the Option was granted (in the case of an Option granted on April 1), (iii) the September 30 of the Plan Year in which the Option was granted (in the case of an Option granted on July 1), (iv) the December 31 of the Plan Year in which the Option was granted (in the case of an Option granted on October 1) or (v) such other day, as may be determined by the Committee, of the Plan Year in which the Option was granted.

    (f) "Date of Grant" shall mean the date upon which an Option is granted, as set forth in paragraph 3(a).

    (g) "Eligible Compensation" shall mean (i) the Eligible Employee's rate of pay for the immediately preceding calendar year based on the wages, tips and other compensation as reported on Form W-2 issued by the Company, if the Eligible Employee's Form W-2 issued by the Company reports wages, tips, and other compensation for the full preceding calendar year, otherwise (ii) the Eligible Employee's annualized current rate of pay on the Date of Grant.

    (h) "Eligible Employee" shall mean an employee of the Company and those of any present or future Parent or Subsidiary of the Company incorporated under the laws of a state of the United States of America (i) who has completed six months of employment; and (ii) who does not, immediately after the Option is granted, own stock (as defined by Sections 423(b)(3) and 424(d) of the Code) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of a Parent or Subsidiary of the Company.

    (i) "Form" shall mean either a paper form or a form on electronic media, prepared by the Company.

    (j) "Option" shall mean an option granted under the Plan to an Eligible Employee to purchase shares of the Company's Stock.

    (k) "Option Period" shall mean with respect to any Option the period beginning upon the Date of Grant and ending upon the Date of Exercise.

    (l) "Option Price" has the meaning set forth in paragraph 4(b).

    (m) "Parent of the Company" shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (n) "Participant" shall mean an Eligible Employee who has complied with the provisions of paragraph 3(b).

    (o) "Plan" shall mean the AutoZone, Inc. Amended and Restated Employee Stock Purchase Plan.

    (p) "Plan Year" shall mean the calendar year beginning on January 1 and ending on December 31.

    (q) "Stock" shall mean shares of the Company's common stock.

    (r) "Subsidiary of the Company" shall mean any corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2. STOCK SUBJECT TO THE PLAN

  Subject to the provisions of paragraph 9 (relating to adjustment upon changes in the Stock), the Stock which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate 3,000,000 shares, and may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan.

3. GRANT OF OPTIONS

  (a) General Statement. Following the effective date of the Plan and continuing while the Plan remains in force, the Company may offer Options under the Plan to all Eligible Employees. These Options may be granted four times each Plan Year on the January 1, the April 1, the July 1, or the October 1 of each Plan Year, or on such other days as may be determined by the Committee. The term of each Option shall be for three months and shall end on the March 31 (with respect to a January 1 Date of Grant), the June 30 (with respect to an April 1 Date of Grant), the September 30 (with respect to a July 1 Date of Grant), or the December 31 (with respect to an October 1 Date of Grant) of the Plan Year in which the Option is granted or for such other term or Date of Exercise as may be determined by the Committee. The number of shares of the Stock subject to each Option shall be the whole number quotient of (i) the aggregate payroll deductions authorized by each Participant in accordance with subparagraph (b) for the Option Period divided by (ii) the Option Price of the Stock.

  (b) Election To Participate; Payroll Deduction Authorization. An Eligible Employee may participate in the Plan only by payroll deduction. Each Eligible Employee who elects to participate in the Plan shall deliver to the Company during the calendar month next preceding either a January 1 Date of Grant, an April 1 Date of Grant, a July 1 Date of Grant, or an October 1 Date of Grant, or on such other days as may be determined by the Committee, the properly completed Form whereby the Eligible Employee gives notice of the election to participate in the Plan as of the next following Date of Grant, and which shall designate a stated dollar amount, in $5.00 increments, of Eligible Compensation to be withheld on each payday. The stated dollar amount may not be less than $5.00 and may not exceed 10% of the Eligible Compensation. In addition, at the discretion of the Committee exercised uniformly as to all Eligible Employees at any particular time, an Eligible Employee who participates in the Plan may also elect to have an amount withheld from any bonus. Notwithstanding the foregoing, the maximum cumulative amount an Eligible Employee may have withheld through payroll deduction and from any bonus shall not exceed $4,000 per Plan Year.

  (c) Changes in Payroll Authorization. The payroll deduction authorization referred to in subparagraph (b) may only be changed during the enrollment period described in subparagraph (b) and may not be changed during the Option Period, except as provided in paragraph 5.

  (d) $25,000 Limitation. Notwithstanding anything to the contrary contained herein, no Participant shall be permitted to purchase Stock under the Plan or under any other employee stock purchase plan of the Company or of a Parent or Subsidiary of the Company which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in fair market value of the Stock (determined at the time the option is granted) for each calendar year in which any such option granted to such Participant is outstanding at any time.

4. EXERCISE OF OPTIONS

  (a) General Statement. Each Participant automatically will be deemed to have exercised the Option on each Date of Exercise to the extent that the balance then in the Participant's account under the Plan is sufficient to purchase at the Option Price whole shares of the Stock subject to the Option. The excess balance, if any, in Participant's account shall remain in the account and be available for the purchase of Stock on the following Date of Exercise, provided that no withdrawal from the Plan or termination of employment has occurred under paragraphs 5 or 6.

  (b) Option Price Defined. The option price per share of the Stock (the "Option Price") to be paid by each Participant on each exercise of the Option shall be an amount equal to the lesser of (y) 85% of the fair market value of the Stock on the Date of Grant or (z) 85% of the fair market value of the Stock on the Date of Exercise. The fair market value of the Stock as of a given date shall be: (i) the closing price of the Stock on the principal exchange on which the Stock is then trading, if any, on such date, or, if the Stock was not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Stock on such date as determined in good faith by the Committee; or
(iv) if the Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

  (c) Delivery of Share Certificates. Upon the proper completion and submission of the proper Form to the Company, the Company will deliver to such Participant a certificate issued in Participant's name for the number of shares of the Stock with respect to which the Option was exercised and for which the Option Price has been paid. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, the Company will seek to obtain such authority. The inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any Participant except to return the amount of the balance in the account in cash.

5. WITHDRAWAL FROM THE PLAN

  (a) General Statement. Any Participant may withdraw from the Plan at any time. A Participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in a Form prepared by the Company. The Company, as soon as practicable following receipt of a Participant's notice of withdrawal, will refund to the Participant the amount of the balance in the account under the Plan. Upon receipt of a Participant's notice of withdrawal from the Plan, automatically and without any further act on the part of the Participant, the payroll deduction authorization, any interest in the Plan, and any Option under the Plan shall terminate.

  (b) Participation Following Withdrawal. A Participant who withdraws from the Plan may participate again in the Plan on the next January 1, April 1, July 1, or October 1 immediately following the date of withdrawal, or on such other days as may be determined by the Committee.

6. TERMINATION OF EMPLOYMENT

  (a) Termination of Employment Other Than By Retirement or Death. If the employment of a Participant terminates other than by retirement or death, participation in the Plan automatically shall terminate as of the date of the termination of employment. As soon as practicable after such a Participant's termination of employment, the Company will refund the amount of the balance in that account under the Plan. Upon a Participant's termination of employment, any interest in the Plan and any Option under the Plan shall terminate.

  (b) Termination by Retirement. A Participant who retires on a normal retirement date, or earlier or later with the consent of the Company, may by written notice to the Company request payment of the balance in the account under the Plan, in which event the Company shall make such payment as soon as practicable after receiving such notice; upon receipt of such notice, the Participant's interest in the Plan and any Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Date of Exercise, such Participant's Option will be deemed to have been exercised on such Date of Exercise.

  (c) Termination By Death. If the employment of a Participant is terminated by Participant's death, the executor of the Participant's will or the administrator of the Participant's estate by written notice to the Company may request payment of the balance in the Participant's account under the Plan, in which event the Company shall make such payment without any interest thereon as soon as practicable after receiving such notice. Upon receipt of such notice, the Participant's interest in the Plan and Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Date of Exercise, the Participant's Option shall be deemed to have been exercised on such Date of Exercise.

7. RESTRICTION UPON ASSIGNMENT

  No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of any Participant or any successor in interest, nor shall any Option be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this paragraph 7 shall prevent transfers by will or by the applicable laws of descent and distribution. Except as provided in paragraph 6(c), an Option may not be exercised to any extent except by the Participant. The Committee may require the Participant to give the Company prompt notice of any disposition of shares of stock acquired by exercise of an Option within two years from the date of granting such Option or one year after the transfer of such shares to such Participant. The Committee may require that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

8. NO RIGHTS OF STOCKHOLDER UNTIL OPTION IS EXERCISED

  With respect to shares of the Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, an Option is exercised.

9. CHANGES IN THE STOCK; ADJUSTMENTS OF AN OPTION

  Whenever any change is made in the Stock or to Options outstanding under the Plan, by reason of stock dividend or by reason of division, combination or reclassification of shares, appropriate action will be taken by the Committee to adjust accordingly the number of shares of the Stock subject to the Plan and the number and the Option Price of shares of the Stock subject to the Options outstanding under the Plan.

10. USE OF FUNDS; NO INTEREST PAID

  All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited to any account under the Plan with respect to such funds.

11. AMENDMENT OF THE PLAN

  The Committee may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that the provisions in paragraphs 1(e), 1(h), 3(a), 3(d), and 4(b) may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and provided further, that approval by the vote of the holders of more than 50% of the outstanding shares of the Company's Stock entitled to vote shall be required to amend the Plan (i) to increase the number of shares of Stock available under the Plan, (ii) to decrease the Option Price below a price computed in the manner stated in paragraph 4(b), (iii) to materially alter the requirements for eligibility to participate in the Plan, or (iv) to modify the Plan in a manner requiring stockholder approval under the Code or Securities Exchange Act of 1934 ("Exchange Act").

12. ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS

  (a) Administration. The Plan shall be administered by the Compensation Committee of the Board.

  (b) Duties And Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan.

  (c) Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

  (d) Professional Assistance; Good Faith Actions. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

13. NO RIGHTS AS AN EMPLOYEE

  Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent or Subsidiary of the Company or to affect the right of the Company or a Parent or Subsidiary of the Company to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

14. MERGER, ACQUISITION OR LIQUIDATION OF THE COMPANY

  In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company, the Date of Exercise with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in manner complying with Section 424(a) of the Code.

15. TERM; APPROVAL BY STOCKHOLDERS

  No Option may be granted during any period of suspension or after termination of the Plan, and in no event may any Option be granted under the Plan after December 31, 2002, unless extended by the Board of Directors of the Company. The Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board of Directors' initial adoption of the Plan. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Section 423 of the Code.

16. EFFECT UPON OTHER PLANS

  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or a Parent or Subsidiary of the Company. Nothing in this Plan shall be construed to limit the right of the Company or a Parent or Subsidiary of the Company (a) to establish any other forms of incentives or compensation for employees of the Company or a Parent or Subsidiary of the Company or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

17. RULE 16b-3 RESTRICTIONS UPON DISPOSITIONS OF STOCK

  The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

18. NOTICES

  Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary or any designee and any notice to be given to a Participant shall be addressed to Participant's last address as reflected in the Company's records and may be given either in writing or via electronic communication to the extent permitted by law. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for notices to be given. Any notice which is required to be given to a Participant shall, if the Participant is then deceased, be given to the Participant's personal representative if such representative has previously informed the Company of the representative status and address by notice under this paragraph. Any notice shall have been deemed duly given when received by the Company or when sent to a Participant by the Company to Participant's last known mailing address or delivered to an electronic mailbox accessible by Participant as permitted by law.

19. TITLES

  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

                                AUTOZONE, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS

P The undersigned hereby appoints Harry L. Goldsmith and Donald R. Rawlins, and each of them, as proxies, with full power of substitution, to vote all
R shares of common stock of AutoZone, Inc., which the undersigned would be entitled to vote at the Annual Meeting of AutoZone, Inc., to be held at the
O J.R. Hyde, III, Store Support Center, 123 South Front Street, Memphis, Tennessee, on Thursday, December 18, 1997, at 10 a.m., and at any and all
X adjournments thereof, on items 1, 2 and 3, as specified herein and such other matters as may come before the meeting.
Y
     Election of                          (change of address/comments)
     Directors, Nominees:

     John C. Adams, Jr., Andrew M. Clarkson,     _______________________________
     N. Gerry House, Robert J. Hunt, J.R.
     Hyde, III, James F. Keegan, Michael W.      _______________________________
     Michelson, John E. Moll, George R.
     Roberts, Ronald A. Terry, and Timothy D.    _______________________________
     Vargo.
                                                 _______________________________
                                                 (If you have written in the
                                                 above space, please mark the
                                                 corresponding box on the
                                                 reverse side of this card)

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                YOU ARE INVITED
                                 TO ATTEND THE

                              [LOGO OF AUTOZONE]

                                 ANNUAL MEETING
                                OF STOCKHOLDERS

                               DECEMBER 18, 1997
                                   10:00 A.M.

                             123 SOUTH FRONT STREET
                               MEMPHIS, TENNESSEE
                                   38103-3607


                              [MAP APPEARS HERE]

[X]  Please mark your                                                     | 4631
     votes as in this                                                     |__
     example.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.
--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.
--------------------------------------------------------------------------------
                   FOR       WITHHELD
1. Election of     [_]         [_]
   Directors
   (see reverse)

For, except vote withheld from the following nominee(s):


                                       FOR  AGAINST   ABSTAIN
2. Approval of Amended and Restated    [_]    [_]       [_]
   Employee Stock Purchase Plan.

3. Approval of Independent Auditors.   [_]    [_]       [_]

4. In the discretion of the proxies named herein, upon such other matters as may properly come before the meeting.

_________________________
--------------------------------------------------------------------------------

SIGNATURE(S) ___________________________ DATE________ The signer hereby revokes
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS             all proxies heretofore
      HEREON.  JOINT OWNERS SHOULD EACH SIGN.         given by the signer to
      WHEN SIGNING AS ATTORNEY, EXECUTOR,             vote at the meeting or
      ADMINISTRATOR, TRUSTEE OR GUARDIAN,             any adjournments thereof.
      PLEASE GIVE FULL TITLE AS SUCH.

                     IMPORTANT: PLEASE VOTE AND SIGN YOUR
                 PROXY AND RETURN IT IN THE ENVELOPE PROVIDED